Exhibit 3.1

May 29 , 2026 FLORIDA FILING & SEARCH SERVIC Re : Document Numbe r P 06000094563 The Articles of Amendment to the Articles of Incorporation of ALLIED ENERGY INC . wh i ch changed its name to BILI SOCIAL INTERNATIONAL , INC . , a Florida corporat i on , were filed on May 28 , 2026 . Should you have any quest i ons regarding this matter , please telephone (850) 245 - 6050 , the Amendment Filing Section . Mary C Malone Amendment Section Division of Corporations Letter Number: 226A00011572 A c c o unt numb e r : F CA 000000 0 1 5 Amo un t c h a r ge d : 35. 0 0 www .sunbi z . org Di v ision of Corp o r a ti o ns - P . O. BOX 6 3 27 - T a ll a ha ssee, Fl ori d a 3 2 3 1 4

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Allied Energy Inc.

DOCUMENT NUMBER: P06000094563

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jessica M. Lockett, Esq.
Name of Contact Person

Corporate Securities Legal LLP
Firm/ Company

650 Town Center Drive, Suite 680
Address

Costa Mesa, CA 92626
City/ State and Zip Code

jess@securitieslegal.com
E-mail address: (to be used for future annual report notification)

FILED
2023 MAR 29 AM 11:50

For further information concerning this matter, please call:

Jessica M. Lockett at (949) 752-1100
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

Allied Energy Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000094563

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

BILI Social International, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

625 Broad Street
2nd Floor, Suite 240
Newark, NJ 07102

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

625 Broad Street
2nd Floor, Suite 240
Newark, NJ 07102

FILED
2020 MAR 23 AM 11:50

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent n/a

____
(Florida street address)

New Registered Office Address: _______________________, Florida_____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	n/a	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary*). *(Be specific)*

See Attached.

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date **<u>if applicable</u>:** ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **<u>(CHECK ONE)</u>**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________."

(voting group)

Dated May 28, 2026

Signature A. Capobianco

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Adrian Capobianco

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)

FILED
2026 MAR 28 AM 11:50
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
ALLIED ENERGY INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act (the "FBCA"), Allied Energy Inc., a Florida corporation (the "Corporation"), hereby amends ("Articles of Amendment") its articles of incorporation, as amended (the "Articles of Incorporation"), as follows:

1. Upon the Effective Time (as defined below), Article 1 of the Articles of Incorporation of the Corporation is amended and restated in its entirety to provide as follows:

   The name of the corporation shall be "BILI Social International, Inc."

2. Upon the Effective Time, each share of the Corporation's common stock, par value $0.001 per share (the "Common Stock"), shall automatically and without any action on the part of the holder thereof be combined and reclassified such that each five hundred (500) shares of the Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the "Pre-Split Common Stock") shall automatically be combined into one (1) validly issued, fully paid, and non-assessable share of Common Stock , without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the "Reverse Split").. The number of authorized shares of Common Stock, and the par value per share of Common Stock, shall not be affected by the Reverse Split.

   No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of shares of Common Stock would otherwise be entitled as a result of the Reverse Stock Split (after aggregating all fractional shares such holder would otherwise be entitled to receive), the Company shall pay cash (without interest) for such holder's fractional share equal to the product of the closing sales price of our Common Stock as reported on the OTC Markets on the Effective Time multiplied by the fractional share that such holder would otherwise be entitled to receive.

3. The foregoing amendments shall become effective on the effective date as announced by FINRA as to when the corporate actions that are the subject of these Articles of Amendment shall take effect in the marketplace ("Effective Time").

4. These Articles of Amendment were duly adopted in accordance with Section 607.1001 and Section 607.10025 of the FBCA. The Board of Directors of the Corporation duly adopted resolutions setting forth and approving these Articles of Amendment. Pursuant to the provisions of Section 607.10025 of the FBCA, the approval of the shareholders of the Corporation was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of May 28, 2026.

ALLIED ENERGY INC.

By: ______________________
Name: Adrian Capobianco
Title: Chief Executive Officer